Exhibit 99.1

Standard BioTools and SomaLogic to Combine in All-Stock Merger

Creating a Diversified Leader in Life Sciences Tools

Activates Standard BioTools’ strategy to unlock value in underserved portion of $100 billion industry

Establishes leading platform of multi-omic technologies with the highest throughput and highest data quality to power clinical research insights

Expands commercial reach with substantial cross-selling opportunities and complementary offerings

Generates estimated $80 million of annual cost synergies by 2026 and enhanced combined path to profitability1

Estimated combined cash of over $500 million at close2 creates industry-leading balance sheet to fund growth initiatives

Standard BioTools increases full year 2023 revenue guidance to $100 - $105 million;

SomaLogic reaffirms full year 2023 revenue guidance of $80 - $84 million

SOUTH SAN FRANCISCO, Calif. and BOULDER, Colo., October 4, 2023 — Standard BioTools Inc. (Nasdaq: LAB), driven by a bold purpose – Unleashing tools to accelerate breakthroughs in human health – and SomaLogic (Nasdaq: SLGC), a leader in data-driven proteomics technology, today announced that they have entered into a definitive agreement to combine in an all-stock merger.

The combined company, with a pro-forma equity value of over $1 billion based on Standard BioTools’ closing share price on October 3, 2023, will be a leading provider of differentiated multi-omics tools for research. With products distributed in approximately 50 countries and a global infrastructure, the combined company would become a leading platform of multi-omic technologies with over $180 million of pro-forma combined revenue for the full year 2023 and a robust balance sheet with over $500 million in estimated cash and cash equivalents at close.2

Under the terms of the agreement, which was unanimously approved by the participating members of the boards of directors of both companies, SomaLogic shareholders will receive 1.11 shares of Standard BioTools common stock for each share of SomaLogic common stock owned. Upon the close of the transaction, Standard BioTools shareholders will own approximately 43% of the combined company, and SomaLogic shareholders will own approximately 57% of the combined company on a fully diluted basis.

Michael Egholm, PhD, President and Chief Executive Officer of Standard BioTools™, said “SomaLogic’s world-class proteomic tools fuel research discoveries with unmatched reliability, and fit well with our life science tools platform. The value of SomaLogic’s technology and expertise is substantiated by elite relationships in the pharmaceutical research space, as well as a developing genomics-proteomics commercial partnership with Illumina. This transaction activates our strategy to unlock value in the highly fragmented life science tools space. It positions Standard BioTools with an increasingly scalable platform and powerful balance sheet, which will be underpinned by unparalleled operating discipline and a shared mission to accelerate breakthroughs in human health. This is an exciting step forward for both of our companies and we look forward to the significant value creation opportunities ahead.”

SomaLogic interim Chief Executive Officer Adam Taich, added, “This transaction brings together two organizations with mutual visions and values to create a multi-omics leader with the financial strength to self-fund growth investments and accelerate research insights. We look forward to partnering with the team at Standard BioTools to better serve the needs of translational and clinical pharmaceutical research, while delivering significant value for our shareholders.”

1 Assumes transaction close in Q1 2024. Total cost synergies exclude non-cash, restructuring-related and other non-recurring cost for each of Standard BioTools and SomaLogic.

2 Based on assumed Q1 2024 close and estimated combined cash balance of Standard BioTools and SomaLogic, less estimated transaction costs.

Strategic and Financial Benefits

•	Creates a multi-omic technology leader, targeting large, high growth markets with a diverse portfolio of life science tools that power industry-leading throughput and data quality

•	Expands commercial reach and maximizes cross-selling opportunities through complementary offerings and end markets. Standard BioTools’ strong presence in academic research settings ideally complements SomaLogic’s prestigious biopharmaceutical research footprint.

•	Expedites scalability creating an accelerated path to combined company profitability. The transaction is expected to generate $80 million in annual cost synergies by 2026.

•	Produces a formidable capital structure with over $500 million in cash and cash equivalents expected at close to self-fund future growth initiatives.

•	Opens the door to meaningful value creation through a proven model that couples deep large-enterprise life sciences expertise and operating discipline with ample capital

Leadership

The combined company will be led by an experienced Board of Directors and leadership team that leverages the deep life sciences expertise within both organizations.

Upon close, the combined company’s Board will consist of seven directors, three of whom will be designated by Standard BioTools: Michael Egholm, Fenel Eloi and Frank Witney, and three of whom will be designated by SomaLogic: Tom Carey, who will serve as Chairman, Troy Cox and Kathy Hibbs. Eli Casdin will also continue to serve on the combined company’s Board.

Upon close, Michael Egholm will serve as Chief Executive Officer, Jeff Black will serve as Chief Financial Officer and Alex Kim will serve as Chief Operating Officer. Adam Taich will serve as the combined company’s Chief Strategy Officer, and Shane Bowen, Chief Research and Development Officer of SomaLogic, will serve as Chief Technology Officer.

The combined company will operate under the Standard BioTools name with facilities in California, Colorado, Massachusetts, Canada and Singapore.

Timing and Approvals

The transaction is expected to close in the first quarter of 2024, subject to approval by both companies’ stockholders, expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and satisfaction of other customary closing conditions.

Stockholders representing approximately 16% of Standard BioTools common stock and approximately 1% of SomaLogic common stock, including the directors and executive officers of each company and affiliated investment funds, have entered into voting agreements in support of the transaction.

Full 2023 Year Outlook

In connection with today’s announcement, both companies provided 2023 full year revenue guidance. Standard BioTools expects full year 2023 revenue of $100 - $105 million, an increase from its prior guidance, and SomaLogic reaffirmed full year 2023 revenue guidance of $80 - $84 million.

Conference Call and Webcast

Standard BioTools and SomaLogic will host a joint conference call and webcast today at 8:30 a.m. ET to discuss the merger. The conference call can be accessed by dialing (800) 225-9448 within the U.S. and (203) 518-9708 for all non-U.S. locations. The confirmation code is 81365. Participants should dial in 10 minutes prior to the scheduled start time.

A live webcast of the conference call will be accessible here: https://event.on24.com/wcc/r/4372311/445DB37AF6BE5227E3E3C92B52226B0F. The webcast link and associated presentation materials will be available on the investor relations section of each company’s website: www.investors.standardbio.com and www.investors.somalogic.com.

Advisors

Centerview Partners LLC is serving as financial advisor to Standard BioTools, and Mintz is serving as its legal counsel. Perella Weinberg Partners LP and TD Cowen are serving as financial advisors to SomaLogic, with Perella Weinberg Partners LP as lead. Fenwick is serving as its legal counsel.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. All statements other than statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) are statements that could be deemed forward-looking statements, although not all forward-looking statements contain these identifying words. Readers should not place undue reliance on these forward-looking statements. Forward-looking statements may include statements regarding the expected timing of the closing of the merger; the ability of the parties to complete the merger considering the various closing conditions; the expected benefits of the merger, including estimations of anticipated cost savings and cash runway; the competitive ability and position of the combined company; the success, cost and timing of the combined company’s product development, sales and marketing, and research and development activities; the combined company’s ability to obtain and maintain regulatory approval for its products; ; the sufficiency of the combined company’s cash, cash equivalents and short-term investments to fund operations; and any assumptions underlying any of the foregoing. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, (i) the risk that the merger may not be completed in a timely manner or at all, which may adversely affect Standard BioTools’ and SomaLogic’s businesses and the price of their respective securities; (ii) uncertainties as to the timing of the consummation of the merger and the potential failure to satisfy the conditions to the consummation of the merger, including obtaining stockholder and regulatory approvals; (iii) the merger may involve unexpected costs, liabilities or delays; (iv) the effect of the announcement, pendency or completion of the merger on the ability of Standard BioTools or SomaLogic to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Standard BioTools or SomaLogic does business, or on Standard BioTools’ or SomaLogic’s operating results and business generally; (v) Standard BioTools’ or SomaLogic’s respective businesses may suffer as a result of uncertainty surrounding the merger and disruption of management’s attention due to the merger; (vi) the outcome of any legal proceedings related to the merger or otherwise, or the impact of the merger thereupon; (vii) Standard BioTools or SomaLogic may be adversely affected by other economic, business and/or competitive factors, (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement and the merger; (ix) restrictions during the pendency of the merger that may impact Standard BioTools’ or SomaLogic’s ability to pursue certain business opportunities or strategic transactions; (x) the risk that Standard BioTools or SomaLogic may be unable to obtain governmental and regulatory approvals required for the merger, or that required governmental and regulatory approvals may delay the consummation of the merger or result in the imposition of conditions that could reduce the anticipated benefits from the merger or cause the parties to abandon the Merger; (xi) risks that the anticipated benefits of the merger or other commercial opportunities may otherwise not be fully realized or may take longer to realize than expected; (xii) the impact of legislative, regulatory, economic, competitive and technological changes; (xiii) risks relating to the value of the Standard BioTools shares to be issued in the merger; (xiv) the risk that post-closing integration of the merger may not occur as anticipated or the combined company may not be able to achieve the benefits expected from the merger, as well as the risk of potential delays, challenges and expenses associated with integrating the combined company’s existing businesses; (xv) exposure to inflation, currency rate and interest rate fluctuations, as well as fluctuations in the market price of Standard BioTools’ and SomaLogic’s traded securities; (xvi) the lingering effects of the COVID-19 pandemic on Standard BioTools’ and SomaLogic’s industry and individual companies, including on counterparties, the supply chain, the execution of research and development programs, access to financing and the allocation of government resources; (xvii) the ability of Standard BioTools or SomaLogic to protect and enforce intellectual property rights; and (xviii) the unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Standard BioTools’ and SomaLogic’s response to any of the aforementioned factors. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of Standard BioTools’ most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on August 8, 2023 and on its most recent annual report on Form 10-K filed with the SEC on March 14, 2023, as well as the “Risk Factors” section of SomaLogic’s most recent quarterly report on Form 10-Q filed with the SEC on August 4, 2023 and on its most recent annual report on Form 10-K filed with the SEC on March 28, 2023. The parties undertake no obligation to revise or update any forward-looking statements for any reason.

About Standard BioTools Inc.

Standard BioTools Inc. (Nasdaq:LAB), previously known as Fluidigm Corporation, is driven by a bold purpose – Unleashing tools to accelerate breakthroughs in human health. Standard BioTools has an established portfolio of essential, standardized next-generation technologies that help biomedical researchers develop medicines faster and better. As a leading solutions provider, the company provides reliable and repeatable insights in health and disease using its proprietary mass cytometry and microfluidics technologies, which help transform scientific discoveries into better patient outcomes. Standard BioTools works with leading academic, government, pharmaceutical, biotechnology, plant and animal research, and clinical laboratories worldwide, focusing on the most pressing needs in translational and clinical research, including oncology, immunology, and immunotherapy. Learn more at www.standardbio.com or connect with us on Twitter®, Facebook®, LinkedIn, and YouTube™. Standard BioTools, the Standard BioTools logo, Fluidigm, the Fluidigm logo, “Unleashing tools to accelerate breakthroughs in human health,” Hyperion, Hyperion XTi, XTi, and X9 are trademarks and/or registered trademarks of Standard BioTools Inc. or its affiliates in the United States and/or other countries. All other trademarks are the sole property of their respective owners. Standard BioTools products are provided for Research Use Only. Not for use in diagnostic procedures.

About SomaLogic

SomaLogic is catalyzing drug research and development and biomarker identification as a global leader in proteomics technology. With a single 55 microliter plasma or serum sample, SomaLogic can run 7,000 protein measurements, covering more than a third of the approximately 20,000 proteins in the human body. For more than 20 years SomaLogic has supported pharmaceutical companies, and academic and contract research organizations who rely on the Company’s protein detection and analysis technologies to fuel drug, disease, and treatment discoveries in such areas as oncology, diabetes, and cardiovascular, liver and metabolic diseases. Find out more at somalogic.com and follow @somalogic on LinkedIn.

Available Information

Standard BioTools uses its website (standardbio.com), investor site (investors.standardbio.com), corporate Twitter account (@Standard_BioT), Facebook page (facebook.com/StandardBioT), and LinkedIn page (linkedin.com/company/standard-biotools) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and Standard BioTools may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Standard BioTools’ website and its social media accounts in addition to following its press releases, SEC filings, public conference calls, and webcasts.

Additional Information and Where to Find It

In connection with the proposed transaction and required stockholder approval, Standard BioTools will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Standard BioTools and SomaLogic that also constitutes a prospectus of SomaLogic. Each of Standard BioTools and SomaLogic also plan to file other relevant documents with the SEC regarding the proposed transaction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Any definitive joint proxy statement/prospectus (if and when available) will be mailed to stockholders of Standard BioTools and SomaLogic. Standard BioTools’ and SomaLogic’s stockholders are urged to carefully read the joint proxy statement/prospectus (including all amendments, supplements and any documents incorporated by reference therein) and other relevant materials filed or to be filed with the SEC and in their entirety when they become available because they will contain important information about the proposed transaction and the parties to the transaction. Investors and stockholders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at its website at http://www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by SomaLogic by going to SomaLogic’s Investor Relations page on its corporate website at https://investors.somalogic.com or by contacting SomaLogic Investor Relations at investors@somalogic.com or by going to Standard BioTools’ Investor Relations website at http://investors.standardbio.com or contacting Standard BioTools’ Investor Relations department at investors@standardbio.com.

Participants in the Solicitation

Standard Biotools, SomaLogic and each of their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from SomaLogic’s stockholders with respect to the transaction. Information about SomaLogic’s directors and executive officers, including their ownership of SomaLogic securities, is set forth in the proxy statement for SomaLogic’s 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 25, 2023, Current Reports on Form 8-K, which were filed with the SEC on June 6, 2023, as amended on June 14, 2023, and June 9, 2023, and SomaLogic’s other filings with the SEC. Information concerning Standard BioTools’ directors and executive officers is set forth in Standard BioTools’ proxy statement for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2023, Current Reports on Form 8-K, which were filed with the SEC on May 3, 2023, May 15, 2023, June 16, 2023 and July 28, 2023, and Standard BioTools’ other filings with the SEC. Investors may obtain more detailed information regarding the direct and indirect interests of SomaLogic and its respective executive officers and directors in the transaction, which may be different than those of SomaLogic stockholders generally, by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov, by going to SomaLogic’s Investor Relations page on its corporate website at https://investors.somalogic.com or by contacting SomaLogic Investor Relations at investors@somalogic.com or by going to Standard BioTools’ Investor Relations website at http://investors.standardbio.com or contacting Standard BioTools’ Investor Relations department at investors@standardbio.com.

Investor Contacts

Standard BioTools

Peter DeNardo

CapComm Partners

ir@standardbio.com

SomaLogic

Marissa Bych
Gilmartin Group LLC
investors@somalogic.com

Media

Ed Hammond / Nick Lamplough / Dan Moore

Collected Strategies LLC

LAB-CS@collectedstrategies.com